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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8/S-3 (File No. 33-48889). Form S-8 (Files No. 33-67456, 33-76152, 33-96114, and 33-65357), Form S-3 (Files No. 33-92796, 333-68770,
333-76934) of i-STAT Corporation of our reports dated March 26, 2002 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.



PricewaterhouseCoopers LLP
Florham Park, New Jersey
April 1, 2002